United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: +852 3158 0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2018, Messrs. Di Xiao and Zishen Li, each, a director of the board of directors (the “Board”) of Takung Art Co., Ltd. (the “Company”), tendered their resignations from serving as members of the Board, and as for Mr. Xiao, also from his Chairman of the Board and Chief Executive Officer positions, effective the same date. The resignations by Messrs. Xiao and Li are not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 19, 2018, by unanimous written consent, the Company’s Governance and Nominating Committee (the “Nominating Committee”) recommended and the Board appointed Ms. Xiaoyu Zhang and Mr. Ming Cheng as members of the Board, to fill in the Board seats vacant by the resignation of the two former Board members aforementioned. Xiaoyu Zhang and Ming Cheng shall be eligible for reelection (along with the Company’s other directors) at the Company’s upcoming Annual Meeting of Shareholders. The Board elected Ms. Xiaoyu Zhang as Chair Person of the Board. The Nominating Committee and the Board also appointed Mr. Chun Hin Leslie Chow, current Chief Financial Officer, to be the acting Chief Executive Officer.

Biographical Information for New Directors.

Ms. Xiaoyu Zhang

Ms. Zhang, age 31, has been an auditor with PricewaterhouseCoopers at its New Zealand Auckland office since November 2018. Prior to that, she was a senior supervisor of Internal Audit Department with the headquarter of Tianjin KinCheng Bank in China. Ms. Zhang had been an associate and senior associate with PricewaterhouseCoopers China from 2009 to 2015. Ms. Zhang obtained her Bachelor of Financial Management from Tianjin University, located in China and Master of Business Administration from Nankai University, located in China, and Postgraduate Diploma in Accounting from Massey University, located in New Zealand.

Mr. Ming Cheng

Mr. Cheng, age 34, works with Northern Lights Tech Development Co., Ltd, located in Tianjin, China, in charge of the E commercial platform and Customer Relationship Management (“CRM”) development projects since 2015. Prior to the aforementioned, he served with Good Technology located in Tianjin, China, as the technology team leader in charge of their development of Business Mail System Application and CRM development from 2013 to 2014. Prior to this, he worked for Intel Corporation with the mobile CPU development project and before that he worked at Nokia for handset development project from 2008 to 2011. Mr. Cheng earned his Master of Multimedia from Communication University of China and a Bachelor of Automation from Beijing University of Post and Communication.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Ms. Zhang

10.2	Offer Letter to Mr. Cheng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2018

Takung Art Co., Ltd

By:	/s/ Chun Hin Leslie Chow
Name:	Chun Hin Leslie Chow
Title:	Chief Financial Officer & Acting Chief Executive Officer